11United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2010
(Date of Report)

Oregon Gold, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-32629	98-0408707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A9 Zhong Shen Hua Yuan, Cai Tian Nan Lu, Shenzhen, China	518026
(Address of principal executive offices)	(Zip Code)

888-257-4193
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On November 1, 2010, Oregon Gold, Inc. (the “Company”) held a special meeting of its shareholders (the “Special Meeting”).  The holders of  11,177,880 shares of common stock entitled to vote as one class at said meeting, which constitute a quorum thereof, were present thereat in person or by proxy and voted as follows:

1.           To consider and act upon a proposal to authorize the Company’s board of directors in its discretion to restate the company’s amended articles of incorporation to effect a 23-for-one reverse stock split of the issued and outstanding shares of our common stock, such number consisting of only whole shares.

For	Against	Abstain

11,166,416	11,464	11

2.           To consider and act upon a proposal to authorize the Company’s board of directors to restate the Company’s amended Articles of Incorporation to provide for action by shareholders by written consent without a meeting.

For	Against	Abstain

11,169,102	5,777	11

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2010	OREGON GOLD, INC.

/s/ Yinfang Yang
Yinfang Yang
Chief Executive Officer